Exhibit 4.2

AMENDED AND RESTATED

BYLAWS

OF

WIDEOPENWEST, INC.

A Delaware corporation

(Adopted as of May 24, 2017)

ARTICLE I
OFFICES

Section 1.                                           Registered Office. The address of the registered office of WideOpenWest, Inc. (the “Corporation”) in the State of Delaware, and the name of the Corporation’s registered agent at such address, shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 2.                                           Other Offices. The Corporation may have an office or offices other than said registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may from time to time require.

Section 3.                                           Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.                                           Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors. The Board of Directors may designate such place of meeting, either within or outside the State of Delaware. In the absence of such designation, meetings of stockholders shall be held at the principal executive office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware.

Section 2.                                           Annual Meeting. An annual meeting of the stockholders shall be held on such date and at such time as is specified by the Board of Directors. At the annual meeting, stockholders shall elect directors and transact such other business as may be properly brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of the stockholders.

Section 3.                                           Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the Corporation’s notice of the meeting given by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation). The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

Section 4.                                           Notice.

(a)                                 Timing; Contents. Whenever stockholders are required or permitted to take action at a meeting, written notice of each annual and special meeting of stockholders stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different than the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation), to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting except as otherwise required by law.

(b)                                 Form of Notice. All such notices shall be delivered in writing, in person or by a form of electronic transmission if receipt thereof has been consented to by the stockholder to whom the notice is given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address. If given by facsimile telecommunication, such notice shall be deemed given when directed to a number at which the stockholder has consented to receive notice by facsimile. Subject to the limitations of Section 4(d) of this ARTICLE II, if given by electronic transmission, such notice shall be deemed given: (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice by United States mail or facsimile transmission; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)                                  Waiver of Notice. Whenever notice is required to be given under any provisions of the General Corporation Law of the State of Delaware, the Certificate of

Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

(d)                                 Notice by Electronic Delivery. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices of meetings or of other business given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 5.                                           List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 6.                                           Quorum. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy at the meeting, shall constitute a quorum for the transaction of business at all meetings of the stockholders; it being understood that to the extent the Board of Directors issues or grants any shares that are subject to vesting or forfeiture and restrict or eliminate voting rights with respect to such shares until such vesting criteria is satisfied or such forfeiture provisions lapse, any such unvested shares shall not be considered to have the power to vote at a meeting of stockholders. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. Where a separate vote by a class or classes or series is required by law or by the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of capital stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on the matter. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 7.                                           Adjourned Meetings. Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place by the chairman of the meeting, at any time in advance of the meeting or at the meeting, or by the stockholders present or represented at the meeting and entitled to vote thereon, although less than a quorum. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the General Corporation Law of the State of Delaware, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 8.                                           Vote Required. When a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority in voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any question brought before the meeting (other than the election of directors), unless by express provisions of an applicable law or regulation applicable to the Corporation or its securities or of the rules or regulations of any stock exchange applicable to the Corporation or of the Certificate of Incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by a class or classes or series of capital stock is required by law or by the Certificate of Incorporation, the affirmative vote of the majority of shares of such class, classes or series present in person or represented by proxy at the meeting shall be the act of such class, classes or series. Unless otherwise provided by the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of record of capital stock entitled to vote in the election of such directors. No vote of the stockholders need be taken by written ballot or by electronic transmission unless otherwise required by law. Any vote not required to be taken by written ballot or by electronic transmission may be conducted in any manner approved by the Board of Directors prior to the meeting at which such vote is taken.

Section 9.                                           Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or the Certificate of Incorporation (including any certificate of designation in respect of any series of preferred stock), each holder of record of capital stock shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by such stockholder on the record date for voting for such meeting.

Section 10.                                    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy executed or transmitted in a manner permitted by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting or voting in person or by filing with the Secretary of the Corporation either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. At each meeting of stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11.                                    Business Brought Before a Meeting of the Stockholders.

(A) Annual Meetings.

(1) At an annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be considered and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations and other business must be a proper matter for stockholder action under Delaware law and must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or a duly authorized committee thereof, (b) brought before the meeting by or at the direction of the Board of Directors or a duly authorized committee thereof or (c) otherwise properly brought before the meeting by a stockholder who (i) is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time the notice provided for in paragraph (A) of this Section 11 of ARTICLE II is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the annual meeting of stockholders, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in paragraph (A) of this Section 11 of ARTICLE II. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or public announcement from the Board of Directors. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that there was no annual meeting in the prior year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall any adjournment, deferral or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything in this paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (A) of this Section 11 of ARTICLE II shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(2) A stockholder’s notice providing for the nomination of a person or persons for election as a director or directors of the Corporation shall set forth (a) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (and for purposes of clauses (ii) through (ix) below, including any interests described therein held by any affiliates or associates (each within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) for purposes of these Bylaws) of such stockholder or beneficial owner or by any member of such stockholder’s or beneficial owner’s immediate family sharing the same household or Stockholder Associated Person (as defined below), in each case as of the date of such stockholder’s notice, which information shall be confirmed or updated, if necessary, by such stockholder and beneficial owner (x) not later than ten (10) days after the record date for the notice of the meeting to disclose such ownership as of the record date for the notice of the meeting, and (y) not later than eight (8) business days before the meeting or any adjournment or postponement thereof to disclose such ownership as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement)) (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future) and owned of record by such stockholder or beneficial owner, (iii) the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each a “Derivative Security”), which are, directly or indirectly, beneficially owned by such stockholder or beneficial owner or Stockholder Associated Person (as defined below), (iv) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner or any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner or any Stockholder Associated Person with respect to any class or series of capital stock or other securities of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series or capital stock or other securities of the Corporation, (v) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of the Corporation, (vi) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner or any Stockholder Associated Person has a right to vote any shares or other securities of the Corporation, (vii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner or such Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (viii) any proportionate interest in shares of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, (ix) a description of all agreements, arrangements, and understandings between such stockholder or beneficial owner or Stockholder Associated Person and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Corporation or Derivative Securities, (x) any other information relating to such stockholder or beneficial owner or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (xi) a statement as to whether either such stockholder or beneficial owner or Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to elect such stockholder’s nominees and/or otherwise to solicit proxies from the stockholders in support of such nomination and (xii) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (b) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) pursuant to the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or beneficial owner or Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (iii) a completed and signed questionnaire regarding the background and qualifications of such person to serve as a director, a copy of which may be obtained upon request to the Secretary of the Corporation, (iv) all information with respect to such person that would be required to be set forth in a stockholder’s notice pursuant to this Section 11 of ARTICLE II if such person were a stockholder or beneficial owner, on whose behalf the nomination was made, submitting a notice providing for the nomination of a person or persons for election as a director or directors of the Corporation in accordance with this Section 11 of ARTICLE II and (v) such additional information that the Corporation may reasonably request to determine the eligibility or qualifications of such person to serve as a director or an independent director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee as a director. For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder, (ii) any beneficial owner of any stock or other securities of the Corporation owned of record or beneficially by such stockholder, (iii) any person directly or indirectly controlling, controlled by or under common control with any such Stockholder Associated Person referred to in clause (i) or (ii) above and (iv) any person acting in concert in respect of any matter involving the Corporation or its securities with either such stockholder or any beneficial owner of any stock or other securities of the Corporation owned of record or beneficially by such stockholder. Notwithstanding anything this Section 11 of ARTICLE II to the contrary, the requirements of this Section 11 of ARTICLE II shall not apply to the exercise by Avista Capital Partners (“Avista”) and Crestview Partners (“Crestview”) of its right to designate persons for nomination for election to the Board of Directors pursuant to the stockholders agreement to which it is a party with the Corporation.

(3) A stockholder’s notice regarding business proposed to be brought before a meeting of stockholders other than the nomination of persons for election to the Board of Directors shall set forth (a) as to the stockholder giving notice and the beneficial owner or Stockholder Associated Person, if any, on whose behalf the proposal is made, the information called for by clauses (a)(i) through (a)(ix) of the immediately preceding paragraph (2) (including any interests described therein held by any affiliates or associates of such stockholder or beneficial owner or by any member of such stockholder’s or beneficial owner’s immediate family sharing the same household, in each case as of the date of such stockholder’s notice, which information shall be confirmed or updated, if necessary, by such stockholder and beneficial owner (x) not later than ten (10) days after the record date for the notice of the meeting to disclose such ownership as of the record date for the notice of the meeting, and (y) not later than eight (8) business days before the meeting or any adjournment or postponement thereof to disclose such ownership as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement)), (b) a brief description of (i) the business desired to be brought before such meeting, including the text of any resolution proposed for consideration by the stockholders, (ii) the reasons for conducting such business at the meeting and (iii) any material interest of such stockholder or beneficial owner or Stockholder Associated Person in such business, including a description of all agreements, arrangements and understandings between such stockholder or beneficial owner or Stockholder Associated Person and any other person(s) (including the name(s) of such other person(s)) in connection with or related to the proposal of such business by the stockholder, (c) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) a statement as to whether either such stockholder or beneficial owner or Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal and/or otherwise to solicit proxies from stockholders in support of such proposal and (ii) any other information relating to such stockholder or beneficial owner or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (d) if the matter such stockholder proposes to bring before any meeting of stockholders involves an amendment to the Corporation’s Bylaws, the specific wording of such proposed amendment, (e) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (f) such additional information that the Corporation may reasonably request regarding such stockholder or beneficial owner or Stockholder Associated Person, if any, and/or the business that such stockholder proposes to bring before the meeting. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(B) Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation. Only such business shall be conducted at a special meeting of stockholders as is a proper matter for stockholder action under Delaware law and as shall have been brought before the meeting pursuant to the Corporation’s notice of the special meeting given by or at the direction of the Board or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation). The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation) or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time the notice provided for in paragraph (B) of this Section 11 of ARTICLE II is delivered to the Corporation’s Secretary and on the record date for the determination of stockholders entitled to vote at the special meeting, (b) is entitled to vote at the meeting and upon such election and (c) complies with the notice procedures set forth in subparagraph (2) of paragraph (A) of this Section 11 of ARTICLE II. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 11 of ARTICLE II shall be delivered to the Corporation’s Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, deferral or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General.

(1)                                 Only such persons who are nominated in accordance with the procedures set forth in this Section 11 of ARTICLE II shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11 of ARTICLE II. Notwithstanding the foregoing provisions of this Section 11 of ARTICLE II, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The requirements of this Section 11 of ARTICLE II shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. For purposes of this Section 11 of ARTICLE II, to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)                                 For purposes of this section, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service in the United States or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3)                                 Notwithstanding the foregoing provisions of this Section 11 of ARTICLE II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11 of ARTICLE II.

(4)                                 Nothing in this Section 11 of ARTICLE II shall be deemed to (a) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (b) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, or (c) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(5)                                 The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly made or any business was not properly brought before the meeting, as the case may be, in accordance with the provisions of this Section 11 of ARTICLE II; if he or she should so determine, he or she shall so declare to the meeting and any such nomination not properly made or any business not properly brought before the meeting, as the case may be, shall not be transacted.

Section 12.                                    Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12 of ARTICLE II at the adjourned meeting.

Section 13.                                    Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 14.                                    Conduct of Meetings.

(a)                                 Generally. Meetings of stockholders shall be presided over by a chairman designated by the Board of Directors, or in his or her absence, by the Chairman of the Board, if any, or in the absence of the Chairman of the Board, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the President, or in the absence of the President, by the Chief Financial Officer, or in the absence of all of the foregoing, by the most senior officer of the Corporation present at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)                                 Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date and time or to recess the meeting.

(c)                                  Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of stock outstanding and the voting power of each such share, (ii) determine the shares of stock represented at the meeting and the validity of proxies and ballots, and (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors. The inspector may appoint or retain other persons or entities to assist the inspector in the performance of his or her duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector may consider such information as is permitted by applicable law. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the number of shares of stock represented at the meeting and the result of the vote taken and of such other facts as may be required by law.

ARTICLE III
DIRECTORS

Section 1.                                           Number; Tenure; Qualifications. Subject to the Certificate of Incorporation, the total number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by resolutions adopted by the Board of Directors. The directors shall be classified in the manner provided in the Certificate of Incorporation. Each director shall hold office until such time as provided in the Certificate of Incorporation. Directors need not be stockholders.

Section 2.                                           General Powers. Except as otherwise provided by the Certificate of Incorporation or the General Corporation Law of the State of Delaware, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by applicable law or by the Certificate of Incorporation or these Bylaws, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise specifically required by law or as otherwise provided in the Certificate of Incorporation.

Section 3.                                           Annual Meetings. Except as otherwise from time to time determined by resolution of the Board of Directors, an annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place (if any) as, the annual meeting of stockholders.

Section 4.                                           Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the chairman of the board, the Chief Executive Officer or the President (in either case, if such person is a director) or upon the written request of at least a majority of the directors then in office.

Section 5.                                           Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given promptly to each director who shall not have been present at the meeting at which such action was taken. Notice of each special or adjourned meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 5. Any such notice shall state the time and place of the meeting. Notice of any special or adjourned meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) 24 hours before the meeting, if the notice is given by telephone, by delivery in person, or sent by telex, telecopy, electronic mail or similar means or (b) 5 days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6.                                           Chairman of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect from among its ranks, by the affirmative vote of a majority of the total number of directors then in office, a Chairman of the Board, who shall preside at all meetings of the Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chairman of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer shall preside at such meeting (if the Chief Executive Officer is a director and is not also Chairman of the Board), and, if the Chief Executive Officer is not present at such meeting or is not a director, the President shall preside at such meeting (if the President is a director and is not also the Chairman of the Board or the Chief Executive Officer), and, if the President is not present at such meeting or is not a director, a majority of the directors present at such meeting then in office shall elect one of their members to so preside. A majority of the total number of directors shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of directors present at any meeting of the Board of Directors, whether or not a quorum is present, may adjourn the meeting from time to time. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

Section 7.                                           Committees. The Board of Directors (i) may designate one or more committees consisting of one or more of the directors of the Corporation and (ii) shall, during such period of time as any securities of the Corporation are listed on a national securities exchange, designate all committees required by the rules and regulations of such exchange. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of such exchange, if applicable. No committee shall have the power or authority: to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted by the Board of Directors to the stockholders for approval; or to adopt, amend or repeal the Bylaws of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

Section 8.                                           Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. In the absence of such rules of procedure, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 9.                                           Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

Section 10.                                    Waiver of Notice. Any director may waive notice of any meeting of the Board of Directors, or any committee thereof, by a written waiver signed by the director entitled to the notice, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein. Attendance of a director at a meeting of the Board of Directors, or of any committee thereof, shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 11.                                    Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 12.                                    Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or other compensation as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Any director of the Corporation may decline any or all such compensation payable to such director in his or her discretion.

Section 13.                                    Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such director’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 14.                                    Newly-Created Directorships; Vacancies; Removal; Resignation. Any newly-created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or any other cause shall be filled, and any director may be removed from office, in the manner provided in the Certificate of Incorporation.  Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event or events.

Section 15.                                    Director Elections by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series or classes of Preferred Stock shall have the right, voting separately by series or class, to elect one or more directors at an annual or special meeting of the stockholders, the election, filling of vacancies, removal of directors and other features of such one or more directorships shall be governed by the terms of such one or more series or classes of Preferred Stock to the extent permitted by law.

ARTICLE IV
OFFICERS

Section 1.                                           Number, Titles. The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the Chief Executive Officer nor the President shall also hold the office of Secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of President and Secretary shall be filled as expeditiously as possible.

Section 2.                                           Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, removal, disqualification, or retirement as hereinafter provided.

Section 3.                                           Resignation; Removal. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation.  Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event or events. Any officer or agent elected by the Board of Directors may be removed, with or without cause, by the Board of Directors at its sole discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of an officer shall not of itself create contract rights.

Section 4.                                           Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification, retirement or otherwise may be filled by the Board of Directors.

Section 5.                                           Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation; provided, however, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the Board of Directors or as required by applicable law or any applicable rule or regulation, including any rule or regulation of any stock exchange upon which the Corporation’s securities are then listed for trading.

Section 6.                                           Chief Executive Officer. The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the business and affairs of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors or as are set forth in the Certificate of Incorporation or these Bylaws. If the Board of Directors has not elected or appointed a President or the office of the President is otherwise vacant, and no officer otherwise functions with the powers and duties of the President, then, unless otherwise determined by the Board of Directors, the Chief Executive Officer shall also have all the powers and duties of the President.

Section 7.                                           The President. The President, if there is such an officer and the Board of Directors so directs, shall serve as chief operating officer and have the powers and duties customarily and usually associated with the office of chief operating officer unless the Board of Directors provides for another officer to serve as chief operating officer (or to have the powers and duties of chief operating officer). The President shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer. If the Board of Directors has not elected or appointed a Chief Executive Officer or the office of Chief Executive Officer is otherwise vacant, then, unless otherwise determined by the Board of Directors, the President shall also have all the powers and duties of the Chief Executive Officer.

Section 8.                                           Vice Presidents. Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors or the President. One Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 9.                                           The Secretary and Assistant Secretaries. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary, if there is such an officer, shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Secretary.

Section 10.                                    The Chief Financial Officer, Treasurer and Assistant Treasurers. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief

Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or President may direct the Treasurer or any Assistant Treasurer, if there is such an officer, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

Section 11.                                    Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 12.                                    Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

Section 13.                                    Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 14.                                    Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it.

ARTICLE V
STOCK

Section 1.                                           Uncertificated Shares; Certificated Shares. The shares of stock of the Corporation shall be uncertificated, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by certificates. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, (i) the Chairman of the Board, or the President or Vice President and (ii) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, whose facsimile signature has been used on or who has duly affixed a facsimile signature or signatures to any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates, whose facsimile signature or signatures have been used thereon or who duly affixed a facsimile signature or signatures thereon had not ceased to be such officer, transfer agent or registrar of the Corporation. The rights and obligations of stockholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

Section 2.                                           Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his, her or its attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof. Certificated shares, if any, shall be transferred only upon surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. Uncertificated shares shall be transferred by delivery of a duly executed stock transfer power, which certificate shall be canceled before a new certificate or uncertificated shares shall be issued. Registration of transfer of any shares shall be subject to applicable provisions of the Certificate of Incorporation and applicable law with respect to the transfer of such shares. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.  The Corporation may, but is not required, to recognize the transfer of fractional shares. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of shares of stock of the Corporation.

Section 3.                                           Transfer Agent. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 4.                                           Lost, Stolen or Destroyed Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, or of uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.                                           Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock of the Corporation to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI
GENERAL PROVISIONS

Section 1.                                           Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors in accordance with applicable law. Dividends may be paid in cash, in property, in shares of the capital stock or in any combination thereof, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

Section 2.                                           Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority must be in writing or by electronic transmission and may be general or confined to specific instances.

Section 3.                                           Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.                                           Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form as the Board of Directors shall from time to time determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this section.

Section 5.                                           Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted (or consents in writing may be provided in respect thereof) by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary or any Vice President, unless the Board of Directors specifically confers authority to vote (or express consent in writing) with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote or express consent with respect to such securities shall have the power to appoint proxies, with general power of substitution.

Section 6.                                           Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware.

Section 7.                                           Time Periods. Unless otherwise provided by applicable law, in applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 8.                                           Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9.                                           Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 10.                                    Severability. If any provision (or any part thereof) of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any section of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE VII
INDEMNIFICATION

Section 1.                                           Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee, legal representative or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation (or has ceased to serve, at the request of the Corporation, as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee, legal representative or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan) and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 1 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification (following the final disposition of such proceeding) or advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the first instance by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 of this ARTICLE VII shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification and advancement of expenses of directors and officers.

Section 2.                                           Avista and Crestview Directors. The Corporation hereby acknowledges that the directors that are partners or employees of Avista or Crestview (“Avista and Crestview Directors”) have certain rights to indemnification, advancement of expenses and/or insurance provided by Avista and Crestview and certain affiliates that, directly or indirectly, (i) are controlled by, (ii) control or (iii) are under common control with, Avista or Crestview (collectively, the “Fund Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Avista and Crestview Directors are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Avista and Crestview Directors are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Avista and Crestview Directors and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this paragraph and the Bylaws of the Corporation from time to time (or any other agreement between the Corporation and the Avista and Crestview Directors), without regard to any rights the Avista and Crestview Directors may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Avista and Crestview Directors with respect to any claim for which the Avista and Crestview Directors have sought indemnification from the Corporation shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or to be subrogated to the extent of such advancement or payment to all of the rights of recovery of the

Avista and Crestview Directors against the Corporation. The Corporation and the Avista and Crestview Directors agree that the Fund Indemnitors are express third-party beneficiaries of the terms of this paragraph.

Section 3.                                           Procedure for Indemnification. If a claim for indemnification under this Article VII (which may only be made following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the indemnitee, or if a claim for any advancement of expenses under this Article VII is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced (provided that the indemnitee has delivered the undertaking contemplated by Section 1 of this Article VII), the indemnitee shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by law. It shall be a defense to any action by a director or officer for indemnification or the advancement of expenses (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 2 of this ARTICLE VII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its directors, a committee thereof, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents of the Corporation for whom indemnification and advancement of expenses is provided pursuant to Section 1 of this ARTICLE VII shall be the same procedure set forth in this Section 3 for directors or officers of the Corporation, unless otherwise set forth in the action of the Board of Directors providing indemnification and advancement of expenses for such employees or agents of the Corporation.

Section 4.                                           Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law of the State of Delaware.

Section 5.                                           Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned directly or indirectly by the Corporation (a “subsidiary” for this ARTICLE VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 6.                                           Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnification, advancement of expenses and other rights contained in this ARTICLE VII in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 7.                                           Other Rights; Continuation of Rights to Indemnification. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these Bylaws or under any statute, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this ARTICLE VII shall be deemed to be a contract between the Corporation and each indemnitee who serves or served in such capacity at any time while this ARTICLE VII is in effect. Any repeal or modification of this ARTICLE VII or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such indemnitee or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 8.                                           Merger or Consolidation. For purposes of this ARTICLE VII, references to the “Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 9.                                           Savings Clause. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification or advancement of expenses under Section 1 of this ARTICLE VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VIII
AMENDMENTS

These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Article Nine, Section 2 of the Certificate of Incorporation.